Exhibit 99.82

NOTICE OF ANNUAL GENERAL AND
SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual general and special meeting of the shareholders (the “Meeting”) of Goldgroup Mining Inc. (the “Company” or “Goldgroup”) will be held at Suite 2501, 550 Burrard Street, Vancouver, British Columbia, V6C 2B5, Canada on Thursday, July 2, 2026 at 9:30 a.m. (PDT), for the following purposes:

1.	to receive the audited consolidated financial statements of the Company for the financial years ended December 31, 2024, and December 31, 2025, together with the report of the auditors thereon;

2.	to elect the directors of the Company for the ensuing year;

3.	to appoint Davidson & Company LLP as the auditors of the Company and to authorize the directors to fix the auditors’ remuneration;

4.	to consider and, if thought fit, pass an ordinary resolution to approve the Company’s Omnibus Equity Incentive Plan, the full text of which is included as Appendix “J” in the Company’s accompanying management information circular (the “Information Circular”);

5.	to consider and, if thought fit, pass a special resolution to adopt new Articles for the Company, as more particularly described in the accompanying Information Circular (the “Articles Resolution”);

6.	to consider and, if thought fit, pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is included as Appendix “A” to the accompanying Information Circular, approving the plan of arrangement and merger (the “Plan of Arrangement”) under Division 5 of Part 9 of the Business Corporations Act (British Columbia), the full text of which is included as Appendix “B” to the accompanying Information Circular, involving the Company, Goldgroup Merger Sub Inc. and Gold Resource Corporation (“Gold Resource”); and

7.	to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

Specific details of the matters proposed to be put before the Meeting are set forth in the Information Circular. Please read the Information Circular carefully before you vote on the matters being transacted at the Meeting.

Accompanying Documents

This notice is accompanied by the Information Circular, a form of proxy for registered shareholders or a voting instruction form for non-registered shareholders, and, for those registered shareholders who so requested, a copy of the audited consolidated financial statements and management’s discussion and analysis (“MD&A”) of the Company for the financial year ended December 31, 2025. Shareholders may request to receive copies of the Company’s annual and/or interim financial statements and MD&A on the form of proxy or voting instruction form. The audited consolidated financial statements and MD&A of the Company for the financial year ended December 31, 2025 will be sent to those shareholders who have previously requested to receive them. Otherwise, they are available upon request to the Company or they can be found on SEDAR+ at www.sedarplus.ca or on the Company’s website at www.goldgroupmining.com.

Plan of Arrangement

It is a condition to the implementation of the Plan of Arrangement that the Arrangement Resolution be approved at the Meeting. In addition, the Articles Resolution must be approved to allow the Company and Gold Resource to determine the ratio of the Consolidation following the Meeting and prior to the Effective Date, which ratio will also be subject to approval by the TSXV. Therefore, in order for the Plan of Arrangement to proceed as proposed, the Articles Resolution and the Arrangement Resolution must be approved by the affirmative vote of at least two-thirds (2/3) of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the Meeting. Each shareholder is entitled to one vote for each Common Share held by such holder as of the close of business on the Record Date (as hereinafter defined).

The Board of Directors unanimously recommends that shareholders vote FOR the Articles Resolution and FOR the Arrangement Resolution.

Dissent Rights

The dissent rights of the shareholders are described in the Information Circular under the heading “The Arrangement – Dissent Rights” and are attached to the accompanying Information Circular as Appendix “I”. Shareholders should carefully read the section of the Information Circular entitled “The Arrangement – Dissent Rights” and consult with their advisors if they wish to exercise dissent rights, as any failure to fully comply with the dissent procedures described therein and the orders of the Supreme Court of British Columbia in respect of the Plan of Arrangement, may result in a loss of dissent rights.

Record Date

The board of directors of the Company has by resolution fixed the close of business on May 29, 2026 (the “Record Date”) as the record date, being the date for the determination of the holders of Common Shares entitled to receive notice of and to vote at the Meeting and any adjournment thereof. Goldgroup shareholders are requested to complete and return the enclosed form of proxy to ensure that your Common Shares will be represented at the Meeting, whether or not you are personally able to attend. If you have questions, you may contact the Company’s Chief Financial Officer and Corporate Secretary, Anthony Balic, by telephone at 604-682-1943 or by email at abalic@goldgroupmining.com.

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Registered Shareholders

Registered Shareholders who are unable to attend the Meeting are requested to complete, date, sign and return the enclosed form of proxy and deposit it with the Company’s transfer agent by 9:30 a.m. (PDT) on Monday, June 29, 2026, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjourned Meeting so that as large a representation as possible may be had at the Meeting.

Non-Registered Shareholders

Non-Registered Shareholders of the Company who have received this notice and accompanying materials through a broker, a financial institution, a participant, a trustee or administrator of a self-administered retirement savings plan, retirement income fund, education savings plan or other similar self-administered savings or investment plan registered under the Income Tax Act (Canada), or a nominee of any of the foregoing that holds your security on your behalf (the “Intermediary”), are required to complete and return the materials in accordance with the instructions provided by the Intermediary.

DATED at Vancouver, British Columbia, this 29th day of May, 2026.

(Signed) Ralph Shearing

Chief Executive Officer

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